Exhibit 99.1
MEDIAALPHA ANNOUNCES THIRD QUARTER 2022
FINANCIAL RESULTS
•Revenue of $89 million, down 42% year over year
•Transaction Value of $147 million, down 42% year over year
•Transaction Value from Property & Casualty down 53% year over year to $83 million
•Transaction Value from Health down 5% year over year to $46 million
Los Angeles, CA (November 3, 2022) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the third quarter ended September 30, 2022.
“Our third quarter results exceeded our expectations, though they declined significantly year over year as historic profitability pressures in the property & casualty (P&C) insurance industry, driven by ongoing loss cost inflation, continued to hinder our results,” said MediaAlpha co-founder and CEO Steve Yi. “We remain focused on operating discipline in the current environment and are confident we will capture an outsized share of P&C marketing investment when carrier profitability improves.”

Third Quarter 2022 Financial Results
•Revenue of $89.0 million, a decrease of 42% year over year;
•Transaction Value of $146.7 million, a decrease of 42% year over year;
•Gross margin of 14.2%, compared with 16.1% in the third quarter of 2021;
•Contribution Margin(1) of 17.4%, compared with 17.1% in the third quarter of 2021;
•Net loss was $(21.2) million, compared with $(4.3) million in the third quarter of 2021; and
•Adjusted EBITDA(1) was $2.2 million, compared with $13.8 million in the third quarter of 2021.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for Q4 2022 reflects a near-term pullback in marketing spend by P&C insurers during the fourth quarter as they continue to focus on improving full-year underwriting profitability. As a result, we expect fourth quarter Transaction Value in our P&C insurance vertical to decline year over year by a similar percentage as in the third quarter. In our Health vertical, we expect Transaction Value to be down slightly year over year as robust spend from our carrier partners is offset by lower spend from brokers.

For the fourth quarter of 2022, MediaAlpha currently expects the following:
•Transaction Value between $155 million - $170 million, representing a 34% year-over-year decline at the midpoint of the guidance range;
•Revenue between $110 million - $120 million, representing a 29% year-over-year decline at the midpoint of the guidance range;
•Adjusted EBITDA between $5.0 million and $7.0 million, representing a 55% year-over-year decline at the midpoint of the guidance range. We expect Adjusted EBITDA to decline year over year in Q4 2022 at a greater rate than Transaction Value and revenue due to the increases in our headcount and operating expenses over the last year. We are projecting our operating expenses excluding non-cash items to be $1.2 million to $1.7 million higher than Q3 2022 levels, driven by both temporary and seasonal increases in non-headcount operating expenses.
With respect to the Company’s projection of Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss) because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income (loss) without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's third quarter 2022 results and its financial outlook for the fourth quarter of 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation that we will capture an outsized share of P&C marketing spend when industry profitability improves; and our financial outlook for the fourth quarter of 2022. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 28, 2022. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.
Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

Press
Louise Rasho
Louise@MediaAlpha.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$30,208	$50,564
Accounts receivable, net of allowance for credit losses of $356 and $609, respectively	34,708	76,094
Prepaid expenses and other current assets	4,951	10,448
Total current assets	69,867	137,106
Intangible assets, net	34,623	12,567
Goodwill	47,739	18,402
Deferred tax asset	103,584	102,656
Other assets	9,406	19,073
Total assets	$265,219	$289,804
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$42,336	$61,770
Accrued expenses	12,723	13,716
Current portion of long-term debt	8,760	8,730
Total current liabilities	63,819	84,216
Long-term debt, net of current portion	181,494	178,069
Liabilities under tax receivables agreement, net of current portion	83,256	85,027
Other long-term liabilities	5,052	4,058
Total liabilities	$333,621	$351,370
Commitments and contingencies (Note 7)
Stockholders' equity (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 42.7 million and 41.0 million shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	427	410
Class B common stock, $0.01 par value - 100 million shares authorized; 19.2 million and 19.6 million shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	192	196
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	455,753	419,533
Accumulated deficit	(455,177)	(424,476)
Total stockholders' equity (deficit) attributable to MediaAlpha, Inc.	$1,195	$(4,337)
Non-controlling interests	(69,597)	(57,229)
Total stockholders' (deficit)	$(68,402)	$(61,566)
Total liabilities and stockholders' deficit	$265,219	$289,804

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three months ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$89,017	$152,749	$335,065	$483,690
Costs and operating expenses
Cost of revenue	76,343	128,081	285,149	407,566
Sales and marketing	6,853	5,624	22,034	16,739
Product development	5,291	3,757	16,168	10,917
General and administrative	11,105	15,352	40,569	44,686
Total costs and operating expenses	99,592	152,814	363,920	479,908
(Loss) income from operations	(10,575)	(65)	(28,855)	3,782
Other expenses, net	8,602	316	8,123	337
Interest expense	2,593	1,765	5,908	6,303
Total other expense, net	11,195	2,081	14,031	6,640
(Loss) before income taxes	(21,770)	(2,146)	(42,886)	(2,858)
Income tax (benefit) expense	(544)	2,125	1,210	1,636
Net (loss)	$(21,226)	$(4,271)	$(44,096)	$(4,494)
Net (loss) attributable to non-controlling interest	(6,740)	(737)	(13,395)	(1,038)
Net (loss) attributable to MediaAlpha, Inc.	$(14,486)	$(3,534)	$(30,701)	$(3,456)
Net (loss) per share of Class A common stock
-Basic	$(0.34)	$(0.09)	$(0.74)	$(0.09)
-Diluted	$(0.34)	$(0.10)	$(0.74)	$(0.09)
Weighted average shares of Class A common stock outstanding
-Basic	42,210,186	38,416,723	41,592,783	36,426,270
-Diluted	42,210,186	61,190,185	41,592,783	36,426,270

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net (loss)	$(44,096)	$(4,494)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Non-cash equity-based compensation expense	44,216	33,321
Non-cash lease expense	539	420
Depreciation expense on property and equipment	295	272
Amortization of intangible assets	4,064	2,238
Amortization of deferred debt issuance costs	626	966
Change in fair value of contingent consideration	(6,591)	—
Impairment of cost method investment	8,594	—
Credit losses	(109)	136
Deferred taxes	1,054	1,195
Tax receivable agreement liability adjustments	(576)	(604)
Changes in operating assets and liabilities:
Accounts receivable	42,840	24,854
Prepaid expenses and other current assets	5,451	4,191
Other assets	322	391
Accounts payable	(19,452)	(54,033)
Accrued expenses	(2,439)	(2,177)
Net cash provided by operating activities	$34,738	$6,676
Cash flows from investing activities
Purchases of property and equipment	(93)	(568)
Cash consideration paid in connection with CHT acquisition	(49,677)	—
Net cash (used in) investing activities	$(49,770)	$(568)
Cash flows from financing activities
Proceeds received from:
Revolving credit facility	25,000	—
Payments made for:
Repayments on revolving line of credit	(15,000)	—
Proceeds from issuance of long-term debt	—	190,000
Repayments on long-term debt	(7,125)	(186,375)
Payments of debt issuance costs	—	(866)
Repurchases of Class A common stock	(5,008)	—
Distributions	(590)	(338)
Shares withheld for taxes on vesting of restricted stock units	(2,601)	(2,782)
Net cash (used in) financing activities	$(5,324)	$(361)
Net (decrease) increase in cash and cash equivalents	(20,356)	5,747
Cash and cash equivalents, beginning of period	50,564	23,554
Cash and cash equivalents, end of period	$30,208	$29,301

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three and nine months ended September 30, 2022 and 2021:

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2022	2021	2022	2021
Open Marketplace transactions	$86,279	$147,800	$324,008	$469,670
Percentage of total Transaction Value	58.8%	57.9%	57.0%	60.7%
Private Marketplace transactions	60,438	107,290	244,592	304,410
Percentage of total Transaction Value	41.2%	42.1%	43.0%	39.3%
Total Transaction Value	$146,717	$255,090	$568,600	$774,080

The following table presents Transaction Value by vertical for the three and nine months ended September 30, 2022 and 2021:

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2022	2021	2022	2021
Property & Casualty insurance	$83,165	$175,375	$343,179	$535,448
Percentage of total Transaction Value	56.7%	68.8%	60.4%	69.2%
Health insurance	46,190	48,692	152,839	146,275
Percentage of total Transaction Value	31.5%	19.1%	26.9%	18.9%
Life insurance	11,580	13,361	36,438	41,736
Percentage of total Transaction Value	7.9%	5.2%	6.4%	5.4%
Other	5,782	17,662	36,144	50,621
Percentage of total Transaction Value	3.9%	6.9%	6.4%	6.5%
Total Transaction Value	$146,717	$255,090	$568,600	$774,080
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2022 and 2021:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Revenue	$89,017	$152,749	$335,065	$483,690
Less cost of revenue	(76,343)	(128,081)	(285,149)	(407,566)
Gross profit	12,674	24,668	49,916	76,124
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	999	447	2,637	1,289
Salaries, wages, and related	989	501	2,679	1,523
Internet and hosting	126	105	349	315
Other expenses	189	104	531	323
Depreciation	12	7	30	22
Other services	492	300	1,598	847
Merchant-related fees	40	56	99	286
Contribution	15,521	26,188	57,839	80,729
Gross margin	14.2%	16.1%	14.9%	15.7%
Contribution Margin	17.4%	17.1%	17.3%	16.7%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider useful information to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.

The following table reconciles Adjusted EBITDA with net (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2022 and 2021.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Net (loss)	$(21,226)	$(4,271)	$(44,096)	$(4,494)
Equity-based compensation expense	14,600	11,198	44,216	33,321
Interest expense	2,593	1,765	5,908	6,303
Income tax (benefit) expense	(544)	2,125	1,210	1,636
Depreciation expense on property and equipment	98	99	295	272
Amortization of intangible assets	1,704	746	4,064	2,238
Transaction expenses(1)	106	1,152	636	3,883
Employee-related costs(2)	—	270	—	619
SOX implementation costs(3)	—	348	110	797
Fair value adjustment to contingent consideration(4)	(3,746)	—	(6,591)	—
Impairment of cost method investment	8,594	—	8,594	—
Settlement costs(5)	—	800	—	800
Changes in TRA related liability(6)	13	(448)	(577)	(604)
Changes in Tax Indemnification Receivable(7)	(15)	—	(44)	147
Settlement of federal and state income tax refunds(8)	—	—	92	—
Adjusted EBITDA	$2,177	$13,784	$13,817	$44,918

(1)Transaction expenses consist of $0.1 million and $0.6 million of legal, accounting and other consulting fees incurred by us for the three and nine months ended September 30, 2022, respectively, in connection with the acquisition of CHT. For the three and nine months ended September 30, 2021, transaction expenses consist of $1.2 million and $3.9 million for legal, accounting, and other consulting fees in connection with the Secondary Offering and other registration statements, and the refinancing of our 2020 Credit Facilities, respectively.
(2)Employee-related costs include $0.3 million and $0.5 million of expenses incurred by us for the three and nine months ended September 30, 2021, respectively, for amounts payable to recruiting firms in connection with the hiring of certain executive officers to support our operation as a publicly-reporting company.
(3)SOX implementation costs consist of $0 and $0.1 million of expenses incurred by us for the three and nine months ended September 30, 2022, respectively, and $0.3 million and $0.8 million of expenses for the three and nine months ended September 30, 2021, respectively, for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b) for 2021.
(4)Fair value adjustment to contingent consideration consists of $3.7 million and $6.6 million of gain for the three and nine months ended September 30, 2022, respectively, in connection with the remeasurement of the contingent consideration for the acquisition of CHT as of September 30, 2022.

(5)Settlement costs include $0.8 million of expenses incurred by us for the three and nine months ended September 30, 2021, to settle certain claims made by the Attorney General's Office of the State of Washington.
(6)Changes in TRA related liability consist of immaterial expenses and $0.6 million of income for the three and nine months ended September 30, 2022, respectively, and $0.4 million and $0.6 million of income for the three and nine months ended September 30, 2021, respectively, due to a change in the estimated future state tax benefits and other changes in the estimate resulting in reductions of the TRA liability.
(7)Changes in Tax Indemnification Receivable consists of immaterial income incurred by us for the three and nine months ended September 30, 2022, and $0.1 million of expenses incurred by us for the nine months ended September 30, 2021, related to a reduction in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The reduction also resulted in a benefit of the same amount which has been recorded within income tax (benefit) expense.
(8)Settlement of federal and state tax refunds consist of $0 and $0.1 million of expense incurred by us for the three and nine months ended September 30, 2022, respectively, related to a payment to White Mountains for state tax refunds for the period prior to the Reorganization Transaction related to 2020 tax returns. The settlement also resulted in a benefit of the same amount which has been recorded within income tax (benefit) expense.